Exhibit 99(ii)

                                                     CONTACT:
                                                     James C. Rowan Jr.
                                                     Office:  (860)  722-5180


FOR IMMEDIATE RELEASE

                        HSB GROUP, INC. DECLARES DIVIDEND

HARTFORD, Conn., January 26, 1998 -- The Board of Directors of HSB Group, Inc. (NYSE-HSB) today declared a regular quarterly dividend of 60 cents per share, payable April 30, 1998, to shareholders of record at the close of business April 10, 1998. The Hartford Steam Boiler has paid dividends continuously for 128 years, one of the longest records of the New York Stock Exchange.